UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025

NEWS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35769	46-2950970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas, New York, New York 10036

(Address of principal executive offices, including zip code)

(212) 416-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	NWSA	The Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	NWS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.

News Corporation (the “Company”) was a party to that certain stockholders agreement (the “Previous Stockholders Agreement”), dated as of September 21, 2021, by and between the Company and the Murdoch Family Trust (the “MFT”). In connection with the previously announced resolution to the MFT litigation, on September 8, 2025, the Company entered into a new stockholders agreement (the “New Stockholders Agreement”) by and among the Company, LGC Holdco, LLC (“LGC Holdco”), and three trusts (collectively, the “LGC Family Trusts”) for the benefit of each of Lachlan K. Murdoch, Grace Murdoch and Chloe Murdoch and his or her respective descendants and charitable organizations.

In connection with entering into the New Stockholders Agreement, the Previous Stockholders Agreement was terminated pursuant to that certain termination agreement (the “Termination Agreement”), dated September 8, 2025, by and between the Company and the MFT. The New Stockholders Agreement is substantially the same as the Previous Stockholders Agreement, including (1) a limitation on the LGC Family Trusts and LGC Holdco from owning, collectively with K. Rupert Murdoch, Lachlan K. Murdoch, Grace Murdoch and Chloe Murdoch (collectively, the “Murdoch Individuals”), more than 44% of the outstanding voting power of the shares of the Company’s Class B common stock, par value $0.01 per share (“Class B common stock”); and (2) a requirement that the LGC Family Trusts and LGC Holdco forfeit votes to the extent necessary to ensure that the Murdoch Individuals, the LGC Family Trusts and LGC Holdco collectively do not own more than 44% of the outstanding voting power of the shares of Class B common stock, except where a Murdoch Individual votes his or her own shares differently from the others on any matter.

In addition, the New Stockholders Agreement provides (a) the Company with a right of first refusal with respect to any underwritten public offering of the shares of Class B common stock held by the LGC Family Trusts or LGC Holdco to anyone other than the Murdoch Individuals and their affiliates, subject to certain exceptions set forth therein, and (b) the LGC Family Trusts and LGC Holdco with certain customary registration rights.

The New Stockholders Agreement will terminate upon either (i) the distribution of all or substantially all of the shares of Class B common stock held by the LGC Family Trusts or LGC Holdco or (ii) mutual written consent of the parties thereto.

The foregoing descriptions of the Termination Agreement and the New Stockholders Agreement are not complete and are subject to and qualified in their entirety by reference to the full text of such agreements, copies of which are included, respectively, as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 regarding the termination of the Previous Stockholders Agreement is incorporated herein by this reference.

Item 8.01 Other Events.

On September 8, 2025, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC (the “Underwriter”) and trusts established for the benefit of Prudence MacLeod, Elisabeth Murdoch and James Murdoch and his or her respective descendants and charitable organizations (the “Selling Stockholders”), pursuant to which the Selling Stockholders agreed to sell 14,071,293 shares of Class B common stock (the “Shares”) to the Underwriter at a purchase price of $31.98 per Share (the “Offering”). The Offering closed on September 10, 2025. The Offering consisted entirely of secondary shares sold by the Selling Stockholders. The Company did not sell any Shares in the Offering and did not receive any proceeds from the sale of the Shares.

The Offering of the Shares was made pursuant to a shelf registration statement on Form S-3 (File No. 333-287206) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (“SEC”) on May 13, 2025, a base prospectus included in the Registration Statement, and a preliminary prospectus supplement and a final prospectus supplement, filed with the SEC on September 8, 2025 and September 9, 2025, respectively.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Shares by the Selling Stockholders, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. The above description is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement, dated as of September 8, 2025, by and among News Corporation, Morgan Stanley & Co. LLC, MFT SH Family Trust, EM 2025 Family Trust and MacLeod Family Discretionary Trust
5.1	Opinion of Gibson, Dunn & Crutcher LLP
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
10.1	Termination Agreement, dated as of September 8, 2025, by and between News Corporation and the Murdoch Family Trust
10.2	Stockholders Agreement, dated as of September 8, 2025, by and between News Corporation, LGC Holdco, LLC and the LGC Family Trusts
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION

By:	/s/ Michael L. Bunder
Michael L. Bunder
Senior Vice President, Deputy General Counsel and Corporate Secretary

Dated: September 10, 2025